Exhibit 99.1

OMNIQ ENTERS INTO A DEFINITIVE AGREEMENT TO ACQUIRE TADIRAN TELECOM A GLOBAL LEADER IN UNIFIED COMMUNICATIONS AND COLLABORATIVE (UC&C) SOLUTIONS

●	omniQ enhances product offering with a non-dilutive acquisition.

●	omniQ strengthens its position as a leading provider of Comprehensive Automation Solutions to its Fortune 500 Customer Base, complementing its Supply Chain, Public Safety, Traffic Management and Retail Solutions with advanced Unified Communications & Collaboration (UC&C) platform under a UCaaS model.

●	This strategic move enables omniQ to integrate the new UC&C capabilities with omniQ’s AI products delivering higher predictability, increased speeds with proactive real-time automated actions.

●	Tadiran’s FY 2022 revenue was $26M with $1.7M of Operating Profit.

●	The Company will Pay a total of $15.25M for 100% of Tadiran.

SALT LAKE CITY, July 10th, 2023 — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”) a leading provider of Supply Chain and Artificial Intelligence (AI)-based solutions, announced today that it has signed a definitive agreement to acquire Tadiran Telecom, an international provider of Advanced Unified Communications and Collaboration (UC&C) Solutions enhancing its software.

Tadiran, a pioneer in communication technologies and a well-known brand develops, designs, manufactures, and sells unified communications-as-a-service solutions that enable businesses to better communicate, collaborate, and connect in Israel, the US, India, Far East and across additional countries worldwide. The company offers cloud communications and contact center solutions based on a Message, Video and Voice platform focused on highly secure, and reliable connectivity.

Tadiran complements omniQ enabling a comprehensive advanced state of the art telecom solution combined with legacy solutions including unified communications-as-a-service, hosted and on-premises UC&C platforms, a collaborative contact center solution that delivers Omni-channel, IP PBXs, Telecom infrastructure integration and other legacy telecom solutions to a large base of customers over the world such as Governments, Hospitals, Shopping Centers, Logistic Yards, Supermarkets, Transportation, Financial Institutions Hotels, Power Stations, Organizations, and others. The comprehensive solution will improve connectivity, efficiencies and data management of omniQ’s customers.

Shai Lustgarten, the CEO of omniQ, commented: “With the addition of Tadiran, we will possess a comprehensive proprietary communication solution that enables us to better serve our customers. Our platform technology utilizes 3 steps, we Sense, Identify and Act. With the addition of Tadiran, we can now add audio, cellular and WIFI signals to our current sensors which today include camera’s, scanners, RFID and Bluetooth technologies allowing us to analyze the digital data in greater detail and at faster speeds. This significantly enhances our ability to manage events and mitigate risks at all levels. The new smart automation is a unique solution into our supply chain, traffic management, retail and hospitality customers, allowing us to provide superior service with more accurate and faster sensing, identification and action. As omniQ continues to drive automation for our customers, this acquisition not only allows us to meet the existing organizational communication needs of our current customers but also enables us to create automation through real-time AI communication sensing. This is important as it provides us the capability to identify and respond faster and with greater accuracy. By leveraging the sensing and digitization of communication data and identifying trends at the communication AI level, we can take prompt and precise actions. This capability is crucial in our commitment to delivering predictive and proactive actions.

Tadiran significantly strengthens our Safe City product, Q-Shield. By leveraging Tadiran’s expertise and resources, we enhance Q-Shield’s capabilities, solidifying our position as a leader in the market. Q-Shield, along with Tadiran’s technologies will offer advanced video surveillance, real-time data analytics, artificial intelligence, and integration with external devices and systems. This comprehensive solution enables proactive monitoring, early threat detection, efficient emergency response, and overall improved public safety and security.”

Lustgarten concluded, “Our acquisition of Tadiran is a pivotal moment for omniQ, as it aligns perfectly with our strategic goals of increasing recurring revenue and enhancing profitability. By expanding our portfolio with Tadiran’s robust business model, customer base, UC&C solutions, and enhanced Safe City offering, we strengthen our market position and unlock new revenue streams. Tadiran’s UC&C solution, Aeonix, will empower our customers with an advanced, cloud-based communication platform, while enhancing our Safe City product, Q-Shield. These synergies create opportunities for growth, market expansion, and increased shareholder value. We are dedicated to delivering exceptional solutions and maximizing value for both our company and shareholders.”

Based on reported segment results from Afcon’s 2022 annual financial statements: Tadiran had revenue of $26M in FY 2022 and $1.7M in operating profit. Tadiran’s revenue also includes a significant portion which is recurring revenue. For 100% of Tadiran’s shares, omniQ will pay a total consideration of $15.25M of which $12.5M will be paid in cash which is expected to be financed with traditional debt. In addition, $2.75M of the consideration will be paid in the form of restricted non-discounted common stock. A potential performance based earnout clause of up to $0.75M if earned would be paid by issuing restricted non-discounted omniQ common stock.

About Tadiran:

Tadiran boasts an impressive customer base, including renowned organizations such as the US Department of Veteran Affairs, US Banks and School Districts, Israeli Ministry of Defense, India Metro, prominent medical centers, and leading supermarket chains.

A standout solution offered by Tadiran is Aeonix, a pure software-based UC&C solution. Aeonix delivers advanced features and capabilities of an on-premises PBX, without the need for most onsite hardware, eliminating related costs and maintenance concerns

The benefits of Aeonix are substantial, including unified messaging, touch desktop/mobile voice, video, and messaging communications, advanced call routing, contact center capabilities, collaboration via Zoom integration, emergency response control, real-time data processing, integration with external devices and systems, large audio conferences, and call recording. These features enable customers to transform their communication and collaboration practices, improving internal workflows and enhancing customer interactions, ultimately driving overall business success.

The closing of the acquisition is expected within 60 days and is subject to necessary regulatory approval and the satisfaction of other closing conditions. There can be no assurance that the transaction will be consummated.

About OMNIQ Corp:

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023 and the fast casual restaurant sector expected to reach $209 billion by 2027.

For more information please visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

IR Contact:

Koko Kimball

kkimball@omniQ.com